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PRICING SUPPLEMENT NO. 7-R                              Filed Pursuant to
DATED DECEMBER 14, 2000 TO                              Rule 424(b)(5)
PROSPECTUS DATED NOVEMBER 9, 2000                       File No. 333-47464


                           CMS ENERGY CORPORATION

     General Term Notes (servicemark of J.W. Korth & Company), Series F
                 Due 9 Months to 25 Years from date of issue

       Except as set forth herein, the Notes offered hereby have such terms as are described in the accompanying Prospectus dated November 9, 2000.

Aggregate Principal Amount:              $ 769,000.00
Original Issue Date (Settlement Date):   December 19, 2000
Stated Maturity Date:                    December 15, 2007
Issue Price to Public:                   100.00% of Principal Amount
Interest Rate:                           8.500% Per Annum
Interest Payment Dates:                  January 15 and monthly
                                         thereafter Commencing
                                         January 15, 2001

Survivor's Option:                       [ X ] Yes     [  ] No
Optional Redemption:                     [ X ] Yes     [  ] No

Initial Redemption Date:                 December 15, 2002
Redemption Price:                        Initially 101% of Principal
                                         Amount and 100% after the
                                         first anniversary of the
                                         Initial Redemption Date.

                                         Principal Amount of Notes
       Agent                             Solicited by Each Agent



J.W. Korth & Company                     $ 769,000.00



                                         Per Note Sold by
                                         Agents To Public         Total

Issue Price:                             $   1,000.00         $ 769,000.00
Agent's Discount or Commission:          $       3.50         $   2,691.50
Maximum Dealer's Discount or
  Selling Concession:                    $      22.00         $  16,918.00
Proceeds to the Company:                 $     974.50         $ 749,390.50

CUSIP Number:  12589Q5R3